Royal Hutton Securities Corp.
                       2255 Glades Road, Suite 301E
                        Boca Ratonon, Florida 33431



                       SELECTED DEALERS AGREEMENT


                                                       , l997

Gentlemen:

     Royal Hutton Securities, Corp., as Underwriter, is offering for sale 1,000,000 Shares of Common Stock ("Stock") and 2,000,000 Class A Warrants ("A Warrants") of Silver Star Foods, Inc., a New York corporation, (the "Company"). Such offer will be made pursuant to the terms and conditions of the Underwriting Agreement between the Company and the Underwriter. The shares to be offered for sale are more particularly described in the enclosed Prospectus. We invite your participation, as a Selected Dealer, on the terms and conditions stated herein.

     1. Offering Price. The Shares and A Warrants, which will be offered to the public at a price of $5.25 per Share and $.25 per A Warrant, shall not be directly or indirectly offered or sold to the public by Selected Dealers at any other price during the period this Agreement is in effect. The Company proposes to issue and sell 1,000,000 Shares and 2,000,000 A Warrants.

     2. Selected Dealers. Members of the National Association of Securities Dealers, Inc. (the "NASD") who shall agree to offer Shares and A Warrants hereunder (hereinafter referred to as "Selected Dealers" or "Participating Dealers") will be allowed a selling concession of percent of the full ten percent (10%) commission and payable as hereinafter provided. No concession shall be earned or paid unless 1,000,000 Shares and 2,000,000 A Warrants are sold within ninety days from the effective date of the Registration Statement under the Securities Act of 1933 filed by the Company with the Securities and Exchange Commission ("Termination Date"), which date may be extended for an additional sixty (60) days by mutual agreement of the Company and the Underwriter.

     3. Subscriptions The underwriter reserves the right to reject all subscriptions, in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares and A Warrants allotted to you will be confirmed, subject to the terms and conditions of this Agreement. Payments for Shares and A Warrants sold by you is to be made by check or money order only and shall be made payable to
                                                             .  In
respect of all Shares and A Warrants sold by you pursuant hereto, you will promptly transmit (within three business days) to the Escrow Agent all checks and money orders received in payment for the full amount of the Public Offering Price for the number of Shares and A Warrants purchased, without deduction for any commission or concession in compliance with the Securities Exchange Act of 1934. Your transmittal letter accompanying checks or money orders to the Escrow Agent shall set forth the names and addresses, together with Social Security or appropriate tax I.D. numbers, of the purchases with the number of Shares and A Warrants purchased and a copy of said transmittal letter shall be concurrently sent to us.

     NO COMMISSIONS SHALL BE PAYABLE, AND ALL SUBSCRIPTIONS AND SUBJECT TO REJECTION BY THE UNDERWRITER, UNLESS AND UNTIL THE SELECTED DEALER HAS COMPLIED WITH THE ABOVE UNDERLINED PROVISION.

     Each sale shall be contingent upon the sale of 1,000,000 Shares and 2,000,000 A Warrants being sold on or before the Termination Date (which date may be extended for sixty (60) days), and upon the acceptance of such sale by the undersigned. In the event any order submitted to you is not accepted, the Escrow Agent will return all funds paid by the purchases. Payment of the selling concessions in respect of each such sale will be made to the Selected Dealer, by the Underwriter when and only in the event that 1,000,000 Shares and 2,000,000 A Warrants are sold by the Termination Date, (which date may be extended by sixty (60) days), and the proceeds released by the Escrow Agent. The offering is made subject to the issuance and delivery of the Shares and A Warrants and the acceptance hereof by the Underwriter, to the approval of legal matters by counsel, and to the terms and conditions herein set forth.

     If an order is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Selected Dealer shall be returned wither by the Selected Dealer's remittances in cash or by a charge against the account of the Selected Dealer, as the Underwriter may elect.

     4. Offering to Public. Shares sold to the public by Dealers shall be sold by the Selected Dealers as agents for the Company. Neither you nor any other person is, or has been, authorized to give any information or to make any representations in connection with the sale of the Shares and A Warrants other than as contained in the Prospectus. The Selected Dealer will not sell the Shares and A Warrants pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least 48 hours prior to the mailing of the confirmation of sale, or is sent to the person under such circumstances that it would be received by him 48 hours prior to his receipt of a confirmation of the sale. The Dealer understands that during the 90 day period after the first date upon which the Shares and A Warrants of the Company are bona fide offered to the public, all Dealers effecting transactions in the Shares and A Warrants shall be required to deliver the Company's current Prospectus to any purchasers thereof prior to or concurrent with the receipt of the confirmation of sale. Additional copies of the then current Prospectus will be supplied by the Underwriter in reasonable quantities upon request. No Selected Dealer is authorized to act as agent for the undersigned in any respect. No Selected Dealer is authorized to act as agent for the Company except in offering the Shares and A Warrants to the public pursuant to this Agreement.

     5. Compliance with Securities Laws. Upon becoming a Selected Dealer, and in offering and selling the Shares and A Warrants, you agree to comply with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, any applicable state securities or "Blue Sky" laws, and the Rules of Fair Practice of the NASD, including, but not limited to, Article III, Section 1 thereof, and the interpretations of said section promulgated by the Board of Governors of such Association, including and "Interpretation with respect to 'free-riding and withholding' dated November 1, 1970, and as thereafter amended, and including information concerning the Board of Governor's Interpretation thereof dated March 2, l979, to NASD members. Upon application, you will be informed as to the states in which we have been advised by counsel to the Company that the Shares and A Warrants have been qualified for sale under the respective securities or Blue Sky Laws of such states, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Shares and A Warrants in any state or as to any sale therein.

     By acceptance of this Agreement, you represent that you are a member in good standing of the NASD.

     By acceptance of this Agreement, each Selected Dealer has assumed full responsibility for thorough and prior training of its representatives concerning the selling methods to be used in connection with the offer and sale of the Shares and A Warrants, giving special emphasis to the NASD's principles of full and fair disclosure to prospective investors, suitability standards and the prohibitions against "Free-Riding and Withholding."

     Each Selected Dealer agrees to indemnify and hold harmless the Underwriter, the Company and the other Selected Dealers against and from any liability, loss, damage, or expense arising out of any failure by the Selected Dealer to comply with the 1933 Act, the 1934 Act, applicable securities laws of any state, the rules and regulations of the Securities and Exchange Commission and the Rules of Fair Practice of the NASD, due to any act of omission by the Selected Dealer.

     4. Prospectus and Offering.  We have been advised by the Company that the offering under the Registration Statement on Form SB-2 (File
No.                       )with respect to the subject Shares and A Warrants
commenced on                      , l998.  By signing this Agreement, each
Selected Dealer acknowledges receipt of a copy of the Prospectus included in said Registration Statement. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

     7. Liability. Nothing will constitute the Selected Dealers, an association or other separate entity or partners with us or with each other, but you will be responsible for your share of any liability or expense based upon any claim to the contrary. As the Underwriter, we shall have full authority to take such action as we may deem advisable in all matters pertaining to the offering or in respect of the value, validity, or form of the Shares and A Warrants, or the delivery of the certificates for the Shares and A Warrants, or the qualifications of the Shares and A Warrants for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith obligations expressly assumed by using this Agreement and any liability due to our act or omission arising under the 1933 Act.